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                                                                    EXHIBIT 10.4


                               FIRST AMENDMENT TO
                       LIMITED LIABILITY COMPANY AGREEMENT

      THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment") of R4 Technical Center - North Carolina, LLC, a Delaware limited liability company (the "Company"), is entered into as of September 30, 2001 (the "Effective Date"), by and among Blue Rhino Corporation, a Delaware corporation ("BRC"), Manchester Tank & Equipment Co., a Delaware corporation ("Manchester"), and Platinum Propane, L.L.C., a Delaware limited liability company ("Platinum").

                                    RECITALS

      A. Each of BRC, Manchester and Platinum previously entered into that certain Limited Liability Company Agreement dated April 28, 2000 (the "Agreement") in order to organize and provide for the operation and management of the Company.

      B. The parties wish to amend the Agreement in accordance with the terms and conditions hereof.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree that the Agreement is amended as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings accorded to them in the Agreement.

      2. Amendment to Section 7.12 of the Agreement. Section 7.12 of the Agreement is hereby replaced in its entirety with the following:

            Section 7.12 Default Repurchase Rights.

            (a) If a Member commits a material default (a "Defaulting Member") under the provisions of this Agreement or any other material agreement or arrangement with another Member (other than the Master Lease Agreement described in subsection (b) below), and such default is not cured within 30 days after written notice of such default, the remaining Members who choose to purchase, on a basis proportionate to the ratio that their Units bear to all outstanding Units owned by those Members that choose to purchase (other than the Units of the Defaulting Member) shall have the right to purchase all (but not less than all) of the Units of the Defaulting Member for the lesser of the Defaulting Member's Capital Account or the value obtained pursuant to the procedures set forth in
      Section 7.8 (for purposes of this Section 7.12(a), the Defaulting Member shall be deemed to have incurred a "Change in Control"). The non-Defaulting Member shall give the Defaulting Member notice of its intention to exercise its repurchase right in this Section 7.12 within thirty (30) days after the Defaulting Member failed to cure any such default.
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      In determining the purchase price pursuant to this Section, the purchasing Members shall have the right to set-off against the purchase price all amounts owed to them (or the Company) by the Defaulting Member. Notwithstanding anything to the contrary contained herein, in the event of a default by the Distributor Member Section 7.5(d) shall control.

            (b) In the event that BRC exercises one of its remedies (each, a "Lease Remedy") under Section 20.2 of that certain Master Lease Agreement effective September 30, 2001 by and between the Company, as lessee, and BRC, as lessor, as may be amended from time to time (the "Master Lease"), following an "Event of Default" (as defined thereunder), then at the election of Manchester, in its sole discretion, BRC shall have the obligation to purchase all (but not less than all) of the Units of Manchester for the value determined pursuant to Section 7.8 (in which case, for purposes of this Section 7.12(b), Manchester shall be deemed to have incurred a "Change in Control"); provided, however, in determining the value of Manchester's Units in the Company under Section 7.8, such value shall be determined as though such Event of Default had not occurred. Manchester shall give BRC notice of its election to compel BRC's purchase of Manchester's Units under this Section 7.12(b) within ten (10) days after BRC provides Manchester with written notice of BRC's intent to exercise a Lease Remedy and, in such event, BRC shall purchase Manchester's Units not more than sixty (60) days following the date value is determined pursuant to Section 7.8.

      3. Full Force and Effect. Except as hereby expressly amended and modified, the Agreement shall remain in full force and effect.
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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.


                                    BLUE RHINO CORPORATION, a Delaware
                                    corporation


                                    By: /s/ Billy Prim
                                        --------------------------------------
                                          Its: President
                                               -------------------------------


                                    MANCHESTER TANK & EQUIPMENT CO., a
                                    Delaware corporation


                                    By:  /s/ Charles F. Nowlin
                                         -------------------------------------
                                          Its: Vice President
                                               -------------------------------


                                    PLATINUM PROPANE, L.L.C., a Delaware
                                    limited liability company


                                    By:      /s/ Daryl F. McClendon
                                         -------------------------------------
                                          Its: General Manager
                                               -------------------------------